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                                                                    EXHIBIT 99.4


       [LETTERHEAD OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION]


         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


EGL, Inc.
15350 Vickery Drive
Houston, Texas 77032

         We hereby consent to (i) the inclusion of our opinion letter, dated July 2, 2000, to the Board of Directors of EGL, Inc. ("EGL") as Annex G to the joint proxy statement/prospectus of EGL and Circle International Group, Inc. ("Circle") relating to the merger of a newly formed, wholly owned subsidiary of EGL with and into Circle, and (ii) all references to Donaldson, Lufkin & Jenrette Securities Corporation in the sections captioned "SUMMARY--Opinion of EGL's Financial Advisor," "THE MERGER--Background of the Merger," "--EGL's Reasons for the Merger" and "--Opinion of EGL's Financial Advisor" of the joint proxy statement/prospectus of EGL and Circle which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                  DONALDSON, LUFKIN & JENRETTE
                                  SECURITIES CORPORATION


                                  By:     /s/ Jeff Singer
                                     -------------------------------------------
                                       Name:  Jeff Singer
                                            ------------------------------------
                                       Title: Vice President
                                             -----------------------------------

Dallas, Texas
July 26, 2000